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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) MARCH 29, 2006

                              AMSCAN HOLDINGS, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE

                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

               000-21827                                  13-3911462
        (COMMISSION FILE NUMBER)               (IRS EMPLOYER IDENTIFICATION NO.)

    80 GRASSLANDS ROAD ELMSFORD, NY                          10523
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)

                                 (914) 345-2020

              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 7.01 REGULATION FD DISCLOSURE

The following information is made available to comply with the requirements of Regulation FD:

Elmsford, New York, March 29, 2006, Amscan Holdings, Inc. expects to file its Form 10-K for the year ended December 31, 2005 with the Securities and Exchange Commission on March 31, 2006. The finalization of these operating results may result in adjustments to the numbers presented below.

     For the year ended December 31, 2005, the Company had total revenues of $417.7 million consisting of net sales of $417.2 million and royalties and franchise fees of $0.5 million. The results of operations for the year ended December 31, 2005 include the result of Party City Corporation for the eight days following its acquisition by the Company on December 23. 2005 and also reflect the elimination of inter-company sales to Party City Corporation during that period. For the year ended December 31, 2004, the Company had net sales of $399.2 million Gross profit margin for the year ended December 31, 2005 was 32.6% as compared to 33.3% for the year ended December 31, 2004. Adjusted EBITDA was $72.3 million as compared to $72.0 million of Adjusted EBITDA for the year ended December 31, 2004.

     On December 23, 2005, the Company completed its acquisition of Party City Corporation. Pursuant to the terms of an Agreement and Plan of Merger, each share of common stock of Party City outstanding at the acquisition date was cancelled and converted into the right to receive $17.50 in cash, without interest. Prior to the acquisition, Party City settled all outstanding stock options and warrants at the spread between $17.50 and their exercise price. Financing for the acquisition, including the repayment of borrowings under the Company's prior senior secured credit facility, was provided by: (i) an equity investment of $166.4 million in the Company's parent, AAH Holdings Corporation, a Delaware corporation jointly controlled by funds affiliated with Berkshire Partners LLC and Weston Presidio, (ii) borrowings under a First Lien Credit Agreement consisting of a $325 million term loan (net of an original issue discount of $3.25 million) and a committed revolving credit facility in an aggregate principal amount of $85 million, (iii) borrowings under a Second Lien Credit Agreement consisting of a $60 million term loan (net of an original issue discount of $1.5 million) and (iv) cash on-hand of $20.4 million. The equity investment consisted of the sale of 13,868.75 shares of AAH common stock to the Principal Investors, certain members of management and certain other investors.

     Pro forma adjusted EBITDA, adjusted as if the acquisition of Party City had occurred on January 1, 2005, was $101.3 million. The Company anticipates that annual EBITDA synergies arising from the acquisition will reach approximately $30.3 million within 24 to 30 months. The adjustments to arrive at Adjusted EBITDA and Pro forma Adjusted EBITDA for each period are detailed in the tables below.

Amscan Holdings, Inc. designs, manufactures, contracts for manufacture and distributes party goods, including paper and plastic tableware, metallic balloons, accessories, novelties, gifts and stationery. With the completion of its acquisition of Party City Corporation, the Company became the operator of specialty retail party supply stores in the United States and the franchisor of both individual store and franchise areas throughout the United States and Puerto Rico.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This document may include forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934, as amended. Although management believes that the expectations reflected in any such forward-looking statements are based

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upon reasonable assumptions, the Company can give no assurance that these expectations will be achieved. Any unanticipated changes in our business may impact our ability to achieve the results implied by the forward-looking statements. For a discussion of other factors that may affect the accuracy of any forward-looking statements contained herein, reference is made to the disclosure concerning forward-looking statements in the Company's quarterly reports on Form 10-Q and its annual reports on Form 10-K. New factors may emerge or changes may occur that impact the accuracy of any forward-looking statement made herein. Any such forward-looking statements herein are expressly qualified by all of the foregoing.

EBITDA

The following sets forth a reconciliation of net income to Adjusted EBITDA and Pro Forma Adjusted EBITDA:

                                                                AMSCAN HOLDINGS INC.
                                                      -----------------------------------------
                                                          YEAR ENDED              YEAR ENDED
DOLLARS IN THOUSANDS                                  DECEMBER 31, 2005 (A)   DECEMBER 31, 2004
                                                      ---------------------   -----------------
Net income ........................................          $13,635                 7,673
Interest expense ..................................           31,907                27,631
Income tax expense ................................            5,838                 5,129
Depreciation and amortization expense .............           16,307                14,823
EBITDA ............................................          $67,687               $55,256
Adjustments to EBITDA (b):
   Sponsor management fees ........................            1,250                   832
   Effect of purchase accounting including
      non-recurring expenses ......................            1,990                14,414
   Loss on joint venture and minority interest ....            1,008                 1,440
   Stock compensation expense .....................              334                    52
Total Adjustments to EBITDA .......................          $ 4,582               $16,738
Adjusted EBITDA ...................................          $72,269               $71,994

(a) Includes result of Party City for eight day period following acquisition on December 23, 2005

(b) Represent adjustments made in the Company's senior secured credit facilities definition of Adjusted EBITDA

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
                                                           PRO FORMA
                                                           YEAR ENDED
DOLLARS IN THOUSANDS                                  DECEMBER 31, 2005 (C)
                                                      ---------------------
Pro forma net income ..............................            4,644
Interest expense ..................................           50,370
Income tax expense ................................            2,151
Depreciation and amortization expense .............           34,020
Pro forma EBITDA ..................................           91,185
Adjustments to Pro Forma EBITDA (b)
   Gross profit elimination .......................            4,998
   Sponsor management fees ........................            1,250
   Effect of purchase accounting including
      non-recurring expenses ......................            1,423
   Loss on joint venture and minority interest ....            1,008
   Stock compensation expense .....................            1,403
Total Adjustments to EBITDA .......................         $ 10,082
Pro forma Adjusted EBITDA .........................         $101,267

(c) Pro forma for the December 23, 2005 acquisition of Party City Corporation, as if the acquisition occurred on January 1, 2005.

We consider Adjusted EBITDA to be a key indicator of operating performance as it and similar measures are instrumental in the determination of compliance with certain financial covenants in the senior secured credit facility. We also believe that EBITDA is useful to investors in evaluating the value of companies in general, and in evaluating the liquidity of companies with debt service obligations and their ability to service their indebtedness.

EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA are not defined terms under GAAP and should not be considered alternatives to operating income or net income as a measure of operating results or cash flows as a measure of liquidity. EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA important limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. For example, EBITDA: (i) does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments; (ii) does not reflect changes in, or cash requirements for, our working capital needs; (iii) does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debts; (iv) excludes tax payments that represent a reduction in cash available to us; and (v) does not reflect any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future. Despite these limitations, we believe that EBITDA is useful, however, since it provides investors with additional information not available in a GAAP presentation. To compensate for these limitations, however, we rely primarily on our GAAP results and use EBITDA only supplementally.

SELECTED OPERATING DATA

The following table presents a summary of the Company's results of operation for the year ended December 31, 2005, excluding the results of Party City Corporation for the eight day period from the date of acquisition, and the results of Party City Corporation for the last twelve months ended December 31, 2005.

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Dollars in Millions

                      AMSCAN       PARTY CITY
                   Holdings Inc   CORPORATION
                   ------------   -----------
Sales                 $ 407          $ 514

Gross Profit            132            157
% Margin               32.5%          30.6%

Franchise Profit                         8
Contribution

Adjusted EBITDA          70             31

% Margin               17.3%           6.0%

                      -----          -----
Normalized Capex         17             16
                      =====          =====

The following table summarizes the Company's capital structure at December 31, 2005:

                                                 %
Dollars in Millions    December 31, 2005   Capitalization
                       -----------------   --------------
Revolving Credit            $  0.0              0.0
Facility

Term Loans                  $380.3             42.9%
(Net of OID)

Other                          9.0              1.0%

Total Senior Debt           $389.3             43.9%

Senior Subordinated         $175.0             19.8%
Notes

Total Debt                  $564.3             63.7%

Cash Equity                 $301.0             34.0%

Other Equity                $ 20.6              2.3%

                            ------            -----
Total Capitalization        $885.9            100.0%
                            ======            =====

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        AMSCAN HOLDINGS, INC.


Date: March 29, 2006                    By: /S/ Michael A. Correale
                                            ------------------------------------
                                            Michael A. Correale
                                            Chief Financial Officer